                                  EXHIBIT 10.11


                           CHANGE OF CONTROL AGREEMENT


         This Change of Control Agreement (the "Agreement") is made and entered into effective as of May 8, 1995 (the "Effective Date"), by and between William
H. Duffell, Jr. ("Employee") and Cyberonics, Inc. (the "Company").

                                 R E C I T A L S


         A. It is expected that the Company may from time to time consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. Cash Bonus.

                  (a) In the event of a Change of Control (as defined below) occurring within twelve (12) months of the Effective Date of this Agreement, as long as the Employee has maintained continuous employment with the Company during the period from the Effective Date through the date of closing of an event which constitutes a Change of Control hereunder (the "Closing Date"), and regardless of whether the Employee is terminated by the Company or its successor, or terminates his or her employment with the Company following such Change in Control, such Employee shall be entitled to receive a lump sum payment (the "Bonus") equal to (i) $325,000 minus (ii) the difference between (a) the aggregate value of 60,000 shares of the Company's Common Stock (adjusted for any stock split, stock dividend or the like) on the Closing Date and (b) $195,000. The Company shall pay such Bonus to the Employee not later than five (5) business days after the Closing Date.

                  (b) For purposes of this Agreement, the term "Change of Control" shall mean (i) a corporate reorganization of the Company which results in the stockholders of the Company immediately prior to such reorganization owning less than 50% of the combined voting power of the capital stock of the surviving company immediately following such reorganization, or (ii) the sale of all or substantially all of the assets of the Company.

         2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

         3. Duration. The terms of this Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied or (ii) one year after the Effective Date; provided, however, that this Agreement may be extended for an additional period or periods by resolution adopted by the Board at any time during the period that the Agreement is in effect.

         4. Miscellaneous Provisions.

                  (a) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                  (b) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                  (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.


COMPANY:                                CYBERONICS, INC.



                                        By: /s/  Reese S. Terry, Jr.
                                           -------------------------------------
                                        Title: President
                                               ---------------------------------



EMPLOYEE:                               /s/ William H. Duffell, Jr.
                                        ----------------------------------------
                                        William H. Duffell, Jr.

                                  EXTENSION OF
                           CHANGE OF CONTROL AGREEMENT


         This Extension of Change of Control Agreement (the "Extension") is made and entered into effective as of April 10, 1996 (the "Effective Date"), by and between William H. Duffell, Jr. (the "Employee") and Cyberonics, Inc. (the "Company").

                                 R E C I T A L S

          A. The Company and the Employee are parties to a Change of Control Agreement dated as of May 8, 1995, as extended on January 10, 1996 (the "Change of Control Agreement"), which provides Employee with certain benefits in the event of a Change of Control of the Company as defined therein. The Change of Control Agreement expires by its terms on September 30, 1996.

          B. The Company has announced the execution of an Agreement and Plan of Merger pursuant to which the Company may be acquired by another company. The Board of Directors of the Company (the "Board") recognizes that such announcement can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company.

          C. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

          In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree that the Change of Control Agreement is hereby amended as follows:

         1. Section 1(a). Section 1(a) of the Change of Control Agreement is hereby amended in its entirety to read as follows:

                  "In the event of a Change of Control (as defined below) occurring within on or before December 31, 1996 (the "Expiration Date"), as long as the Employee has maintained continuous employment with the Company from the Effective Date through the date of closing (the "Closing Date") of an event which constitutes a Change of Control hereunder, and regardless of whether the Employee is terminated by the Company or its successor, or terminates his or her employment with the Company following such Change in Control, such Employee shall be entitled to receive a lump sum payment (the "Bonus") equal to (i) $325,000 minus (ii) the difference between (a) the aggregate value of 60,000 shares of the Company's Common Stock (adjusted for any stock split, stock dividend or the like) on the Closing Date and (b) $195,000. The Company shall pay such Bonus to the Employee not later than five (5) business days after the Closing Date."

         2. No Other Changes. Except as expressly provided in this Extension, the terms of the Change of Control Agreement shall remain in full force and effect.

         3. Miscellaneous. The Miscellaneous provisions set forth in Section 4 of the Change of Control Agreement shall apply to this Extension as if set forth herein.

                  IN WITNESS WHEREOF, each of the parties has executed this Extension, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                CYBERONICS, INC.



                                        By:   /s/ Robert P. Cummins
                                           -------------------------------------

                                        Title:   President & CEO
                                               ---------------------------------



EMPLOYEE:                               /s/  William H. Duffell, Jr.
                                        ----------------------------------------
                                        WILLIAM H. DUFFELL, JR.




                                       -2-